CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated November 21, 2013, with respect to the statements of financial position of San Antonio Ventures Inc. as at March 31, 2013 and 2012 and the related statements of operations and comprehensive loss, cash flows and changes in equity for each of the two years in the period ended March 31, 2013, included in the filing of the Form 20-F dated November 26, 2013.

In addition, we consent to the reference to our firm under the caption "Statement by Experts" in the Form 20-F.

Vancouver, Canada

November 26, 2013

Chartered Accountants